EXHIBIT 99.1

Press Release

Irvine, CA – August 5, 2024	Contact: Alan Peterson Email: investorrelations@ahcreit.com
American Healthcare REIT (“AHR”) Announces Second Quarter 2024 Results;
Increases Full Year 2024 Guidance
American Healthcare REIT, Inc. (the “Company,” “we,” “our,” “management,” or “us”) (NYSE: AHR) announced today its second quarter 2024 results and updated its full year 2024 guidance.
Key Highlights:

•Reported GAAP net income attributable to common stockholders of $0.01 per diluted share for the three months ended June 30, 2024.
•Reported Normalized Funds from Operations attributable to common stockholders (“NFFO”) of $0.33 per diluted share for the three months ended June 30, 2024.
•Reported GAAP net income of $2.9 million for the three months ended June 30, 2024, compared to GAAP net loss of $(11.9) million for the same period in 2023.
•Achieved total portfolio Same-Store Net Operating Income (“NOI”) growth of 15.7% for the three months ended June 30, 2024 compared to the same period in 2023, highlighted by 49.1% and 24.1% Same-Store NOI growth from its senior housing operating properties (“SHOP”) and integrated senior health campuses (“ISHC”), respectively.
•Increased total portfolio Same-Store NOI growth guidance for the year ending December 31, 2024 by 700 basis points at the midpoint from a range of 5.0% to 7.0% to a revised range of 12.0% to 14.0%, due to better-than-expected operations across all of its property segments for the year ending December 31, 2024.
•Increased NFFO guidance for the year ending December 31, 2024 by $0.04 at the midpoint from a range of $1.18 to $1.24 to a revised range of $1.23 to $1.27, primarily due to increased expectations for NOI growth for its Same-Store portfolio. The increase to NFFO guidance for the year ending December 31, 2024, is partially offset by the increase in interest expense expectations.
•Reported a 0.5x improvement in the Company's Net-Debt-to-Annualized Adjusted EBITDA from 6.4x as of March 31, 2024 to 5.9x as of June 30, 2024.
“Our first year as a listed company is off to a great start. Demand for healthcare real estate is evident in our portfolio performance. Growth in the first half of 2024 is exceeding the expectations we set at the beginning of the year prompting our upward revisions to Same-Store NOI growth guidance and NFFO guidance. As we plan for the balance of the year and into 2025, we expect the elevated levels of Same-Store NOI growth to persist due to the demand-supply imbalance present in long-term care,” said Danny Prosky, the Company’s President and Chief Executive Officer.
Page | 1

Second Quarter and Year-to-date 2024 Results
The Company’s Same-Store NOI growth results are detailed below. Hands-on asset management resulting in increased occupancy and expense management continues to support bottom-line results.

SS NOI Growth Rates: Quarter Ended June 30, 2024 Relative to Quarter Ended June 30, 2023
Segment	NOI Growth/(Decline)
ISHC	24.1%
Outpatient Medical	(0.4)%
SHOP	49.1%
Triple-Net Leased Properties	2.9%
Total Portfolio	15.7%

SS NOI Growth Rates: Six Months Ended June 30, 2024 Relative to Six Months Ended June 30, 2023
Segment	NOI Growth
ISHC	22.0%
Outpatient Medical	0.3%
SHOP	41.4%
Triple-Net Leased Properties	3.6%
Total Portfolio	14.4%
“Property performance across our ISHC and SHOP segments remains strong. Having built sector-leading occupancy through the first half of 2024, we believe we have the opportunity to further enhance pricing power strategies to continue strengthening performance across our ISHC and SHOP segments. We believe our occupancy gains in addition to positive RevPOR growth in the first half of the year will continue to benefit Same-Store NOI growth results in the back half of 2024 and into early 2025,” said Gabe Willhite, the Company’s Chief Operating Officer.
Full Year 2024 Guidance
The Company’s following guidance for the year ending December 31, 2024, originally announced on March 21, 2024 in the Company’s Fourth Quarter 2023 Earnings Release, has been revised to reflect management's improved outlook. Revised guidance ranges are detailed below:

	Revised Full Year 2024 Guidance		Prior Full Year 2024 Guidance
Metric	Midpoint	FY 2024 Range	FY 2024 Range
NAREIT FFO per share	$1.20	$1.17 to $1.22	$1.13 to $1.19
NFFO per share	$1.25	$1.23 to $1.27	$1.18 to $1.24
Total Portfolio SS NOI Growth	13.0%	12.0% to 14.0%	5.0% to 7.0%

Segment-Level SS NOI
Growth / (Decline):
ISHC	19.0%	18.0% to 20.0%	8.0% to 10.0%
Outpatient Medical	(0.3)%	(0.5)% to 0.0%	(0.5)% to 0.0%
SHOP	47.5%	45.0% to 50.0%	25.0% to 30.0%
Triple-Net Leased Properties	2.0%	1.0% to 3.0%	1.0% to 3.0%

Page | 2

____________
Certain of the assumptions underlying the Company’s 2024 guidance can be found within the Non-GAAP reconciliations in this earnings release and in the appendix of the Company’s Second Quarter 2024 Supplemental Financial Information (“Supplemental”). A reconciliation of Net income (loss) calculated in accordance with GAAP to NAREIT FFO and NFFO can be found within the Non-GAAP reconciliations in this earnings release. Non-GAAP financial measures and other terms, as used in this earnings release, are also defined and further explained in the Supplemental. The Company does not provide guidance for the most comparable GAAP financial measures of total revenues and property operating and maintenance expenses. Additionally, a reconciliation of the forward-looking Non-GAAP financial measures of Same-Store NOI growth to the comparable GAAP financial measures cannot be provided without unreasonable effort because the Company is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net gain or loss on sale of real estate assets, stock-based compensation, casualty loss, non-Same-Store revenues and non-Same-Store operating expenses. These items are uncertain, depend on various factors and could have a material impact on the Company’s GAAP results for the guidance period.
Transactional Activity
During the three months ended June 30, 2024, the Company exercised the purchase options on three previously leased ISHC properties for approximately $45.8 million. The lease rate on such leases was approximately 9.1%. The Company continues to market assets for sale and is not changing sales proceed expectations of approximately $65.0 million for the full year ending December 31, 2024. The Company has sold approximately $15.6 million of Non-Core Properties during the six months ended June 30, 2024.
Capital Markets and Balance Sheet Activity
As of June 30, 2024, the Company’s total Pro-Rata indebtedness was $1.80 billion, and the Company had approximately $863.1 million of total consolidated liquidity comprised of cash and undrawn capacity on its lines of credit. The Company's Net-Debt-to-Annualized Adjusted EBITDA as of June 30, 2024 was 5.9x.
Subsequent to quarter end, on August 5, 2024 (180 days after the Company's initial listing of its common stock on the New York Stock Exchange), the Company completed the conversion of all of its shares of Class T common stock and Class I common stock into the Company’s listed shares of common stock.
“We are increasing our full year 2024 Same-Store NOI growth and earnings guidance to reflect the occupancy gains and results we have achieved in 2024. The robust organic earnings growth thus far has allowed us to further improve our company’s leverage profile with improving Net-Debt-to-Annualized-Adjusted EBITDA and we anticipate continuing to improve with disposition proceeds and incremental earnings growth,” said Brian Peay, the Company’s Chief Financial Officer.
Distribution
As previously announced, the Company’s Board of Directors declared a cash distribution for the quarter ended June 30, 2024 of $0.25 per share of its common stock, Class T common stock and Class I common stock. The second quarter distribution was paid in cash on July 19, 2024 to stockholders of record as of June 27, 2024.
Supplemental Information
The Company has disclosed supplemental information regarding its portfolio, financial position and results of operations as of June 30, 2024 and for the quarter then ended and certain other information, which is available on the Investor Relations section of the Company's website at https://ir.americanhealthcarereit.com.
Page | 3

Conference Call and Webcast Information
The Company will host a webcast and conference call at 1:00 p.m. Eastern Time on August 6, 2024. During the conference call, Company executives will review second quarter 2024 results, discuss recent events and conduct a question-and-answer period.
To join via webcast, investors may use the following link: https://events.q4inc.com/attendee/697424546.
Alternatively, to join via telephone, please pre-register at the following link.
A digital replay of the call will be available on the Investor Relations section of the Company’s website at https://ir.americanhealthcarereit.com shortly after the conclusion of the call.
Forward-Looking Statements
Certain statements contained in this press release, including statements relating to the Company's expectations regarding its interest expense savings, balance sheet, net income or loss per share, FFO per share, NFFO per share, total portfolio Same-Store NOI growth, segment-level Same-Store NOI growth, occupancy, NOI growth, revenue growth, margin expansion, purchases and sales of assets, and plans for Trilogy may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “can,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “possible,” “initiatives,” “focus,” “seek,” “objective,” “goal,” “strategy,” “plan,” “potential,” “potentially,” “preparing,” “projected,” “future,” “long-term,” “once,” “should,” “could,” “would,” “might,” “uncertainty” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, and beliefs of, and assumptions made by, the Company's management and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied therein, including, without limitation, risks disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, and other periodic reports filed with the Securities and Exchange Commission. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements contained in this release.

Page | 4

Non-GAAP Financial Measures
The Company’s reported results are presented in accordance with GAAP. The Company also discloses the following Non-GAAP financial measures: EBITDA, Adjusted EBITDA, NAREIT FFO, NFFO, NOI and Same-Store NOI. The Company believes these Non-GAAP financial measures are useful supplemental measures of its operating performance and used by investors and analysts to compare the operating performance of the Company between periods and to other REITs or companies on a consistent basis without having to account for differences caused by unanticipated and/or incalculable items. Definitions of the Non-GAAP financial measures used herein and reconciliations to the most directly comparable financial measure calculated in accordance with GAAP can be found at the end of this earnings release. See below for further information regarding the Company's Non-GAAP financial measures.
EBITDA and Adjusted EBITDA
Management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”) and Adjusted EBITDA to facilitate internal and external comparisons to our historical operating results and in making operating decisions. EBITDA and Adjusted EBITDA are widely used by investors, lenders, credit and equity analysts in the valuation, comparison, investment recommendations of companies. Additionally, EBITDA and Adjusted EBITDA are utilized by our Board of Directors to evaluate management. Neither EBITDA nor Adjusted EBITDA represents net income (loss) or cash flow provided from operating activities as determined in accordance with GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the EBITDA and Adjusted EBITDA may not be comparable to similarly entitled items reported by other REITs or other companies.
Funds from Operations (FFO) and Normalized Funds from Operations (NFFO)
We believe that the use of FFO, which excludes the impact of real estate-related depreciation and amortization and impairments, provides a further understanding of our operating performance to investors, industry analysts and our management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, which may not be immediately apparent from net income (loss). However, FFO and NFFO should not be construed to be (i) more relevant or accurate than the current GAAP methodology in calculating net income (loss) as an indicator of our operating performance, (ii) more relevant or accurate than GAAP cash flows from operations as an indicator of our liquidity or (iii) indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the Non-GAAP FFO and NFFO measures and the adjustments to GAAP in calculating FFO and NFFO. Presentation of this information is intended to provide useful information to investors, industry analysts and management as they compare the operating performance metrics used by the REIT industry, although it should be noted that some REITs may use different methods of calculating funds from operations and normalized funds from operations, so comparisons with such REITs may not be meaningful.
Net Operating Income
We believe that NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI are appropriate supplemental performance measures to reflect the performance of our operating assets because NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI exclude certain items that are not associated with the operations of
Page | 5

the properties. We believe that NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI are widely accepted measures of comparative operating performance in the real estate community. However, our use of the terms NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts.
NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI are not equivalent to our net income (loss) as determined under GAAP and may not be a useful measure in measuring operational income or cash flows. Furthermore, NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI should not be considered as alternatives to net income (loss) as an indication of our operating performance or as an alternative to cash flows from operations as an indication of our liquidity. NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI should not be construed to be more relevant or accurate than the GAAP methodology in calculating net income (loss). NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI should be reviewed in conjunction with other measurements as an indication of our performance.
About American Healthcare REIT, Inc.
American Healthcare REIT, Inc. is a self-managed real estate investment trust that acquires, owns and operates a diversified portfolio of clinical healthcare real estate properties, focusing primarily on outpatient medical buildings, senior housing, skilled nursing facilities and other healthcare-related facilities. Its properties are located in the United States, the United Kingdom and the Isle of Man.
Page | 6

AMERICAN HEALTHCARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2024 and December 31, 2023
(In thousands, except share and per share amounts) (Unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Real estate investments, net	$3,509,526	$3,425,438
Debt security investment, net	89,058	86,935
Cash and cash equivalents	52,087	43,445
Restricted cash	45,515	47,337
Accounts and other receivables, net	201,030	185,379
Identified intangible assets, net	179,458	180,470
Goodwill	234,942	234,942
Operating lease right-of-use assets, net	177,367	227,846
Other assets, net	155,632	146,141
Total assets	$4,644,615	$4,577,933

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgage loans payable, net	$1,228,597	$1,302,396
Lines of credit and term loan, net	783,873	1,223,967
Accounts payable and accrued liabilities	253,657	242,905
Identified intangible liabilities, net	5,533	6,095
Financing obligations	40,444	41,756
Operating lease liabilities	178,587	225,502
Security deposits, prepaid rent and other liabilities	49,811	76,134
Total liabilities	2,540,502	3,118,755

Commitments and contingencies

Redeemable noncontrolling interests	220	33,843

Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value per share; 200,000,000 shares authorized; none issued and outstanding	—	—
Common Stock, $0.01 par value per share; 700,000,000 shares authorized; 65,372,222 shares issued and outstanding as of June 30, 2024 and none issued and outstanding as of December 31, 2023	644	—
Class T common stock, $0.01 par value per share; 200,000,000 shares authorized; 19,601,476 and 19,552,856 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	195	194
Class I common stock, $0.01 par value per share; 100,000,000 shares authorized; 46,673,320 shares issued and outstanding as of both June 30, 2024 and December 31, 2023	467	467
Additional paid-in capital	3,278,806	2,548,307
Accumulated deficit	(1,344,285)	(1,276,222)
Accumulated other comprehensive loss	(2,456)	(2,425)
Total stockholders’ equity	1,933,371	1,270,321
Noncontrolling interests	170,522	155,014
Total equity	2,103,893	1,425,335
Total liabilities, redeemable noncontrolling interests and equity	$4,644,615	$4,577,933
Page | 7

AMERICAN HEALTHCARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the Three and Six Months Ended June 30, 2024 and 2023
(In thousands, except share and per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues and grant income:
Resident fees and services	$458,013	$410,622	$910,131	$819,252
Real estate revenue	46,568	50,568	93,983	94,164
Grant income	—	6,381	—	6,381
Total revenues and grant income	504,581	467,571	1,004,114	919,797
Expenses:
Property operating expenses	402,564	372,549	806,193	742,695
Rental expenses	13,323	14,653	27,050	29,848
General and administrative	11,746	11,774	23,574	24,827
Business acquisition expenses	15	888	2,797	1,220
Depreciation and amortization	45,264	44,701	88,031	89,371
Total expenses	472,912	444,565	947,645	887,961
Other income (expense):
Interest expense:
Interest expense (including amortization of deferred financing costs, debt discount/premium and loss on debt extinguishments)	(30,596)	(40,990)	(67,034)	(80,001)
Gain in fair value of derivative financial instruments	388	4,993	6,805	4,798
(Loss) gain on dispositions of real estate investments, net	(2)	(2,072)	2,261	(2,204)
Loss from unconsolidated entities	(1,035)	(113)	(2,240)	(419)
Gain on re-measurement of previously held equity interest	—	—	—	726
Foreign currency gain (loss)	82	1,068	(344)	2,076
Other income, net	3,106	2,589	4,969	4,197
Total net other expense	(28,057)	(34,525)	(55,583)	(70,827)
Income (loss) before income taxes	3,612	(11,519)	886	(38,991)
Income tax expense	(686)	(348)	(964)	(491)
Net income (loss)	2,926	(11,867)	(78)	(39,482)
Net (income) loss attributable to noncontrolling interests	(947)	(316)	(1,835)	1,427
Net income (loss) attributable to controlling interest	$1,979	$(12,183)	$(1,913)	$(38,055)
Net income (loss) per share of Common Stock, Class T common stock and Class I common stock attributable to controlling interest:
Basic	$0.01	$(0.19)	$(0.02)	$(0.58)
Diluted	$0.01	$(0.19)	$(0.02)	$(0.58)
Weighted average number of shares of Common Stock, Class T common stock and Class I common stock outstanding:
Basic	130,532,144	66,033,345	117,413,643	66,029,779
Diluted	130,689,889	66,033,345	117,413,643	66,029,779

Net income (loss)	$2,926	$(11,867)	$(78)	$(39,482)
Other comprehensive income (loss):
Foreign currency translation adjustments	12	124	(31)	246
Total other comprehensive income (loss)	12	124	(31)	246
Comprehensive income (loss)	2,938	(11,743)	(109)	(39,236)
Comprehensive (income) loss attributable to noncontrolling interests	(947)	(316)	(1,835)	1,427
Comprehensive income (loss) attributable to controlling interest	$1,991	$(12,059)	$(1,944)	$(37,809)
Page | 8

AMERICAN HEALTHCARE REIT, INC.
FFO and Normalized FFO Reconciliation
For the Three and Six Months Ended June 30, 2024 and 2023
(In thousands, except share and per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss)	$2,926	$(11,867)	$(78)	$(39,482)
Depreciation and amortization related to real estate — consolidated properties	45,226	44,663	87,955	89,295
Depreciation and amortization related to real estate — unconsolidated entities	186	95	372	158
Loss (gain) on dispositions of real estate investments, net — consolidated properties	2	2,072	(2,261)	2,204
Net (income) loss attributable to noncontrolling interests	(947)	(316)	(1,835)	1,427
Gain on re-measurement of previously held equity interest	—	—	—	(726)
Depreciation, amortization, net gain/loss on dispositions and gain on re-measurement — noncontrolling interests	(5,647)	(7,073)	(11,109)	(13,611)
NAREIT FFO attributable to controlling interest	$41,746	$27,574	$73,044	$39,265

Business acquisition expenses	$15	$888	$2,797	$1,220
Amortization of above- and below-market leases	419	455	845	9,130
Amortization of closing costs — debt security investments	80	68	156	133
Change in deferred rent	(556)	(180)	(1,145)	(240)
Non-cash impact of changes to equity instruments	2,765	1,593	4,700	2,665
Capitalized interest	(71)	(54)	(205)	(80)
Loss on debt extinguishments	—	—	1,280	—
Gain in fair value of derivative financial instruments	(388)	(4,993)	(6,805)	(4,798)
Foreign currency (gain) loss	(82)	(1,068)	344	(2,076)
Adjustments for unconsolidated entities	(138)	(179)	(248)	(253)
Adjustments for noncontrolling interests	(50)	43	75	(590)
Normalized FFO attributable to controlling interest	$43,740	$24,147	$74,838	$44,376
Weighted average common shares outstanding — diluted	130,689,889	66,033,345	117,413,643	66,029,779
Net income (loss) per common share attributable to controlling interest — diluted	$0.01	$(0.19)	$(0.02)	$(0.58)
NAREIT FFO per common share attributable to controlling interest — diluted	$0.32	$0.42	$0.62	$0.59
Normalized FFO per common share attributable to controlling interest — diluted	$0.33	$0.37	$0.64	$0.67
Page | 9

AMERICAN HEALTHCARE REIT, INC.
Adjusted EBITDA Reconciliation
For the Three Months Ended June 30, 2024
(In thousands) (Unaudited)

Net Income	$2,926
Interest expense (including amortization of deferred financing costs, debt discount/premium and loss on debt extinguishments)	30,596
Income tax expense	686
Depreciation and amortization (including amortization of leased assets and accretion of lease liabilities)	45,750
EBITDA	$79,958

Loss from unconsolidated entities	1,035
Straight line rent and amortization of above/below market leases	(329)
Non-cash stock-based compensation expense	2,765
Business acquisition expenses	15
Loss on dispositions of real estate investments, net	2
Foreign currency gain	(82)
Gain in fair value of derivative financial instruments	(388)
Non-recurring one-time items	(489)

Adjusted EBITDA	$82,487
Page | 10

AMERICAN HEALTHCARE REIT, INC.
NOI and Cash NOI Reconciliation
For the Three and Six Months Ended June 30, 2024 and 2023
(In thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss)	$2,926	$(11,867)	$(78)	$(39,482)
General and administrative	11,746	11,774	23,574	24,827
Business acquisition expenses	15	888	2,797	1,220
Depreciation and amortization	45,264	44,701	88,031	89,371
Interest expense	30,596	40,990	67,034	80,001
Gain in fair value of derivative financial instruments	(388)	(4,993)	(6,805)	(4,798)
Loss (gain) on dispositions of real estate investments, net	2	2,072	(2,261)	2,204
Loss from unconsolidated entities	1,035	113	2,240	419
Gain on re-measurement of previously held equity interest	—	—	—	(726)
Foreign currency (gain) loss	(82)	(1,068)	344	(2,076)
Other income, net	(3,106)	(2,589)	(4,969)	(4,197)
Income tax expense	686	348	964	491
Net operating income	$88,694	$80,369	$170,871	$147,254

Grant Income	—	(6,381)	—	(6,381)
Total NOI (excluding Grant Income)	$88,694	$73,988	$170,871	$140,873

Straight line rent	(748)	(993)	(1,880)	(2,083)
Facility rental expense	7,888	9,717	16,728	19,362
Other non-cash adjustments	315	718	706	9,332
COVID subsidy	—	—	—	(143)
Cash NOI attributable to noncontrolling interests (1)	(13,014)	(10,746)	(25,441)	(21,292)
Cash NOI	$83,135	$72,684	$160,984	$146,049
____________
(1)All quarters are based upon current quarter's ownership percentage.
Page | 11

AMERICAN HEALTHCARE REIT, INC.
Same-Store NOI Reconciliation
For the Three and Six Months Ended June 30, 2024 and 2023
(In thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
ISHC
NOI (excluding Grant Income)	$45,308	$34,160	$87,288	$67,569
Facility rental expense	7,888	9,717	16,728	19,362
Cash NOI attributable to noncontrolling interest (1)	(12,767)	(10,533)	(24,964)	(20,867)
Cash NOI (2)	$40,429	$33,344	$79,052	$66,064
New acquisitions/dispositions/transitions (2)	(4,565)	(4,438)	(9,445)	(9,025)
Same-Store NOI (2)	$35,864	$28,906	$69,607	$57,039

Outpatient Medical
NOI	$21,011	$22,713	$41,989	$45,788
Straight line rent	(128)	(327)	(286)	(720)
Other non-cash adjustments	82	378	246	565
Cash NOI	$20,965	$22,764	$41,949	$45,633
New acquisitions/dispositions/transitions	(4)	(1,794)	(79)	(4,041)
Non-Core Properties	(853)	(787)	(1,687)	(1,539)
Same-Store NOI	$20,108	$20,183	$40,183	$40,053

SHOP
NOI	$10,141	$3,913	$16,650	$8,988
Other non-cash adjustments	—	35	—	(5)
COVID subsidies	—	—	—	(143)
Cash NOI attributable to noncontrolling interests (1)	(60)	(30)	(106)	(60)
Cash NOI	$10,081	$3,918	$16,544	$8,780
New acquisitions/dispositions/transitions	(1,891)	1,480	(1,107)	2,037
Development conversion	510	418	1,050	830
Other normalizing adjustments	100	86	100	86
Same-Store NOI	$8,800	$5,902	$16,587	$11,733

Triple-Net Leased Properties
NOI	$12,234	$13,202	$24,944	$18,528
Straight line rent	(620)	(666)	(1,594)	(1,363)
Other non-cash adjustments	233	305	460	8,772
Cash NOI attributable to noncontrolling interest (1)	(187)	(183)	(371)	(365)
Cash NOI	$11,660	$12,658	$23,439	$25,572
Debt security investment	(2,039)	(2,045)	(4,120)	(4,015)
New acquisitions/dispositions/transitions	—	(1,271)	—	(2,924)
Non-Core Properties	(373)	(352)	(746)	(704)
Same-Store NOI	$9,248	$8,990	$18,573	$17,929
Page | 12

AMERICAN HEALTHCARE REIT, INC.
Same-Store NOI Reconciliation - (Continued)
For the Three and Six Months Ended June 30, 2024 and 2023
(In thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Total
NOI (excluding Grant Income)	$88,694	$73,988	$170,871	$140,873
Straight line rent	(748)	(993)	(1,880)	(2,083)
Facility rental expense	7,888	9,717	16,728	19,362
Other non-cash adjustments	315	718	706	9,332
COVID subsidies	—	—	—	(143)
Cash NOI attributable to noncontrolling interests (1)	(13,014)	(10,746)	(25,441)	(21,292)
Cash NOI (2)	$83,135	$72,684	$160,984	$146,049
Debt security investment	(2,039)	(2,045)	(4,120)	(4,015)
New acquisitions/dispositions/transitions (2)	(6,460)	(6,023)	(10,631)	(13,953)
Development conversion	510	418	1,050	830
Non-Core Properties	(1,226)	(1,139)	(2,433)	(2,243)
Other normalizing adjustments (2)	100	86	100	86
Same-Store NOI (2)	$74,020	$63,981	$144,950	$126,754
____________
(1)All quarters are based upon current quarter's ownership percentage.
(2)Prior quarters information has been updated to reflect the increase in ownership to 76.0% in the Company's ISHC segment effective April 2024.
Page | 13

AMERICAN HEALTHCARE REIT, INC.
Same-Store Revenue Reconciliation
For the Three Months Ended and Six Months Ended June 30, 2024 and 2023
(In thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
ISHC
GAAP revenue and Grant Income	$393,774	$369,237	$786,896	$731,007
Grant Income	—	(6,381)	—	(6,381)
Cash revenue attributable to noncontrolling interest (1)	(94,506)	(87,087)	(188,855)	(173,912)
Cash revenue (2)	299,268	275,769	598,041	550,714
Revenue attributable to non-Same-Store properties (2)	(95,237)	(86,515)	(189,725)	(171,252)
Same-Store revenue (2)	$204,031	$189,254	$408,316	$379,462

Outpatient Medical
GAAP revenue	$33,682	$36,640	$67,749	$74,123
Straight line rent	(128)	(327)	(286)	(720)
Other non-cash adjustments	(267)	(19)	(452)	(138)
Cash revenue	33,287	36,294	67,011	73,265
Revenue attributable to non-Same-Store properties	—	(3,182)	(155)	(7,165)
Revenue attributable to Non-Core Properties	(1,264)	(1,186)	(2,530)	(2,335)
Same-Store revenue	$32,023	$31,926	$64,326	$63,765

SHOP
GAAP revenue	$64,239	$47,766	$123,235	$94,626
Cash revenue attributable to noncontrolling interests (1)	(291)	(357)	(567)	(736)
Cash revenue	63,948	47,409	122,668	93,890
Revenue attributable to non-Same-Store properties	(20,409)	(8,342)	(36,462)	(15,955)
Revenue attributable to development conversion	(415)	(478)	(685)	(1,069)
Same-Store revenue	$43,124	$38,589	$85,521	$76,866

Triple-Net Leased Properties
GAAP revenue	$12,886	$13,928	$26,234	$20,041
Straight line rent	(620)	(666)	(1,594)	(1,363)
Other non-cash adjustments	212	266	422	8,734
Cash revenue attributable to noncontrolling interest (1)	(186)	(184)	(372)	(366)
Cash revenue	12,292	13,344	24,690	27,046
Debt security investment	(2,039)	(2,045)	(4,120)	(4,015)
Revenue attributable to non-Same-Store properties	—	(1,369)	—	(3,174)
Revenue attributable to Non-Core Properties	(463)	(448)	(921)	(925)
Same-Store revenue	$9,790	$9,482	$19,649	$18,932
Page | 14

AMERICAN HEALTHCARE REIT, INC.
Same-Store Revenue Reconciliation - (Continued)
For the Three Months Ended and Six Months Ended June 30, 2024 and 2023
(In thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Total
GAAP revenue and Grant Income	$504,581	$467,571	$1,004,114	$919,797
Straight line rent	(748)	(993)	(1,880)	(2,083)
Other non-cash adjustments	(55)	247	(30)	8,596
Grant Income	—	(6,381)	—	(6,381)
Cash revenue attributable to noncontrolling interests (1)	(94,983)	(87,628)	(189,794)	(175,014)
Cash revenue (2)	408,795	372,816	812,410	744,915
Debt security investment	(2,039)	(2,045)	(4,120)	(4,015)
Revenue attributable to non-Same-Store properties (2)	(115,646)	(99,408)	(226,342)	(197,546)
Revenue attributable to development conversion	(415)	(478)	(685)	(1,069)
Revenue attributable to Non-Core Properties	(1,727)	(1,634)	(3,451)	(3,260)
Same-Store revenue (2)	$288,968	$269,251	$577,812	$539,025
____________
(1)All quarters are based upon current quarter's ownership percentage.
(2)Prior quarters information has been updated to reflect the increase in ownership to 76.0% in the Company's ISHC segment effective April 2024.
Page | 15

AMERICAN HEALTHCARE REIT, INC.
Earnings Guidance Reconciliation
For the Year Ending December 31, 2024
(Dollars and shares in millions, except per share amounts) (Unaudited)

	Revised Full Year 2024 Guidance		Previous Full Year 2024 Guidance
	Low	High	Low	High
Net (loss) income attributable to common stockholders	$(8.80)	$(3.05)	$(4.15)	$3.19
Depreciation and amortization(1)	154.50	154.50	147.26	147.26
NAREIT FFO attributable to common stockholders	$147.30	$151.30	$143.11	$150.45

Amortization other intangible assets(1)	$1.80	$1.80	$1.66	$1.66
Change in deferred rent(1)	(1.10)	(1.10)	(0.42)	(0.42)
Non-cash impact of changes to equity plan(1)	9.40	9.40	6.04	6.04
Other adjustments	(3.20)	(3.20)	(0.80)	(0.80)
Normalized FFO attributable to common stockholders	$154.20	$158.20	$149.58	$156.92

Net (loss) income per common share — diluted	$(0.07)	$(0.02)	$(0.03)	$0.03

NAREIT FFO per common share — diluted	$1.17	$1.22	$1.13	$1.19

Normalized FFO per common share — diluted	$1.23	$1.27	$1.18	$1.24

Weighted average diluted shares	124.5	124.5	126.6	126.6

Total Portfolio Same-Store NOI growth	12.00%	14.00%	5.00%	7.00%

Segment-Level Same-Store NOI growth
ISHC	18.00%	20.00%	8.00%	10.00%
OM	(0.50%)	—%	(0.50%)	—%
SHOP	45.00%	50.00%	25.00%	30.00%
Triple-Net Leased Properties	1.00%	3.00%	1.00%	3.00%
____________
(1)Amounts presented net of noncontrolling interests' share and AHR's share of unconsolidated entities.

Page | 16

Definitions
Adjusted EBITDA: EBITDA excluding the impact of gain or loss from unconsolidated entities, straight line rent and amortization of above/below market leases, non-cash stock-based compensation expense, business acquisition expenses, gain or loss on sales of real estate investments, unrealized foreign currency gain or loss, change in fair value of derivative financial instruments, impairments of real estate investments, impairment of intangible assets and goodwill, and non-recurring one-time items.
Cash NOI: NOI excluding the impact of, without duplication, (1) non-cash items such as straight-line rent and the amortization of lease intangibles, (2) third-party facility rent payments and (3) other items set forth in the Cash NOI reconciliation included herein. Both Cash NOI and Same-Store NOI include ownership and other adjustments.
EBITDA: A Non-GAAP financial measure that is defined as earnings before interest, taxes, depreciation and amortization.
GAAP revenue: Revenue recognized in accordance with Generally Accepted Accounting Principles (“GAAP”), which includes straight line rent and other non-cash adjustments.
ISHC: Integrated senior health campuses include a range of senior care, including independent living, assisted living, memory care, skilled nursing services and certain ancillary businesses. Integrated senior health campuses are predominantly operated utilizing a RIDEA structure.
NAREIT FFO or FFO: Funds from operations attributable to controlling interest; a Non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT (the “White Paper”). The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of certain real estate assets, gains or losses upon consolidation of a previously held equity interest, and impairment write-downs of certain real estate assets and investments, plus depreciation and amortization related to real estate, after adjustments for unconsolidated partnerships and joint ventures. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that impairments are based on estimated future undiscounted cash flows. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO.
Net Debt: Total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash pertaining to debt.
NOI: Net operating income; a Non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, business acquisition expenses, depreciation and amortization, interest expense, gain or loss in fair value of derivative financial instruments, gain or loss on dispositions, impairment of real estate investments, impairment of intangible assets and goodwill, income or loss from unconsolidated entities, gain on re-measurement of previously held equity interest, foreign currency gain or loss, other income or expense and income tax benefit or expense.
Non-Core Properties: Assets that have been deemed not essential to generating future economic benefit or value to our day-to-day operations and/or are projected to be sold.
Normalized FFO attributable to controlling interest or NFFO: FFO further adjusted for the following items included in the determination of GAAP net income (loss): expensed acquisition fees and costs, which we refer to as business acquisition expenses; amounts relating to changes in deferred rent and amortization of above and below-market leases (which are adjusted in order to reflect such payments from a GAAP accrual basis); the non-cash impact of changes to our equity instruments; non-cash or non-recurring income or expense; the noncash effect of income tax benefits or expenses; capitalized interest; impairment of intangible assets and goodwill; amortization of closing costs on debt investments; mark-to-market adjustments included in net income (loss); gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or
Page | 17

securities holdings where trading of such holdings is not a fundamental attribute of the business plan; and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect Normalized FFO on the same basis.
Occupancy: With respect to OM, the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. With respect to all other property types, occupancy represents average quarterly operating occupancy based on the most recent quarter of available data. The Company uses unaudited, periodic financial information provided solely by tenants to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our Pro-Rata share.
Outpatient Medical or OM: Outpatient Medical buildings.
Pro-Rata: As of June 30, 2024, we owned and/or operated our 126 integrated senior health campuses through entities of which we owned 76.0% of the ownership interests and eight other buildings through entities of which we owned 90.0% to 98.0% of the ownership interests. Because we have a controlling interest in these entities, these entities and the properties these entities own are consolidated in our financial statements in accordance with GAAP. However, while such properties are presented in our financial statements on a consolidated basis, we are only entitled to our Pro-Rata share of the net cash flows generated by such properties. As a result, we have presented certain property information herein based on our Pro-Rata ownership interest in these entities and the properties these entities own, as of the applicable date, and not on a consolidated basis. In such instances, information is noted as being presented on a “Pro-Rata share” basis.
RevPOR: Revenue per occupied room. RevPOR is calculated as total revenue generated by occupied rooms divided by the number of occupied rooms.
RIDEA: Used to describe properties within the portfolio that utilize the RIDEA structure as described in “RIDEA structure”.
RIDEA structure: A structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, pursuant to which we lease certain healthcare real estate properties to a wholly-owned taxable REIT subsidiary (“TRS”), which in turn contracts with an eligible independent contractor (“EIK”) to operate such properties for a fee. Under this structure, the EIK receives management fees, and the TRS receives revenue from the operation of the healthcare real estate properties and retains, as profit, any revenue remaining after payment of expenses (including intercompany rent paid to us and any taxes at the TRS level) necessary to operate the property. Through the RIDEA structure, in addition to receiving rental revenue from the TRS, we retain any after-tax profit from the operation of the healthcare real estate properties and benefit from any improved operational performance while bearing the risk of any decline in operating performance at the properties.
Same-Store or SS: Properties owned or consolidated the full year in both comparison years and that are not otherwise excluded. Properties are excluded from Same-Store if they are: (1) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (2) impacted by materially disruptive events, such as flood or fire for an extensive period of time; or (3) scheduled to undergo or currently undergoing major expansions/renovations or business model transitions or have transitioned business models after the start of the prior comparison period.
Same-Store NOI or SS NOI: Cash NOI for our Same-Store properties. Same-Store NOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. Both Cash NOI and Same-Store NOI include ownership and other adjustments.
SHOP: Senior housing operating properties.
Square Feet or Sq. Ft.: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Page | 18

Total Debt: The principal balances of the Company’s revolving credit facility, term loans and secured indebtedness as reported in the Company’s consolidated financial statements.
Trilogy: Trilogy Investors, LLC; one of our consolidated joint ventures, in which we indirectly owned a 76.0% interest as of June 30, 2024.
Trilogy REIT Holdings: Trilogy REIT Holdings, LLC; the joint venture between the Company and NorthStar Healthcare Income, Inc. that owns the interest in Trilogy or Trilogy Investors, LLC.
Triple-net leased: A lease where the tenant is responsible for making rent payments, maintaining the leased property and paying property taxes and other expenses.
Page | 19